                        INDEPENDENT AUDITORS' CONSENT

The Board of Trustees
Oppenheimer Quest Balanced Value Fund:

We consent to the use in this Registration Statement of Oppenheimer Quest
Balanced Value Fund of our report dated November 21, 2002, included in the
Statement of Additional Information, which is part of such Registration
Statement, and to the references to our firm under the headings "Financial
Highlights" appearing in the Prospectus, which is also part of such
Registration Statement and "Independent Auditors" appearing in the Statement of Additional Information.

                              KPMG LLP

Denver, Colorado
December 20, 2002

                        INDEPENDENT AUDITORS' CONSENT

The Board of Trustees
Oppenheimer Quest Opportunity Value Fund:

We consent to the use in this Registration Statement of Oppenheimer Quest
Opportunity Value Fund of our report dated November 21, 2002, included in the
Statement of Additional Information, which is part of such Registration
Statement, and to the references to our firm under the headings "Financial
Highlights" appearing in the Prospectus, which is also part of such
Registration Statement and "Independent Auditors" appearing in the Statement of Additional Information.

                              KPMG LLP

Denver, Colorado
December 23, 2002

                        INDEPENDENT AUDITORS' CONSENT

The Board of Trustees
Oppenheimer Small Cap Value Fund:

We consent to the use in this Registration Statement of Oppenheimer Small Cap
Value Fund of our report dated November 21, 2002, included in the Statement of Additional Information, which is part of such Registration Statement, and to the references to our firm under the headings "Financial Highlights"
appearing in the Prospectus, which is also part of such Registration
Statement and "Independent Auditors" appearing in the Statement of Additional
Information.

                              KPMG LLP

Denver, Colorado
December 23, 2002